EXHIBIT 10.3
VOTING AGREEMENT
     This Voting Agreement (the “Voting Agreement”) is entered as of September ___, 2008, by and between the undersigned shareholders (the “Shareholders”) of Value Financial Services, Inc., a Florida corporation (the “Company”), Value Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and EZCORP, Inc., a Delaware corporation (“EZCORP”).
Recitals
     A. Concurrently with the execution and delivery of this Voting Agreement, the Company, Merger Sub and EZCORP have entered into a Merger Agreement (the “Merger Agreement”) providing for the merger of the Merger Sub with and into the Company (the “Merger”), and which requires that a majority of each series of capital stock of the Company shall approve the conversion into common stock of all shares of capital stock other than the Company’s common stock, including the conversion into common stock of the Company’s Series A-1 Participating, Series A-2 Participating and Series B Participating Preferred stock, all in accordance with the requirements of the Florida Business Corporation Act, the Company’s Amended and Restated Articles of Incorporation and the Company’s Bylaws.
     B. As an inducement and a condition to EZCORP’s entering into the Merger Agreement, pursuant to which each shareholder will receive the Merger Consideration provided in the Merger Agreement in exchange for each share of the Company’s common stock owned by such Shareholder, the Shareholders have entered into this Voting Agreement.
     C. Each Shareholder owns (either beneficially or of record), and/or has the authority to vote (either through record or beneficial ownership or by valid proxy the number of shares (the “Shares”) of capital stock of the Company set forth opposite such Shareholder’s name on Schedule A hereto.
     Now therefore, the parties agree as follows:
     1 Agreement with Respect to Shares. Each Shareholder agrees to vote all Shares and any other shares of capital stock of the Company which Shareholder, directly or indirectly, controls at a special meeting or any other meeting of shareholders of the Company, however called, and in any action by consent of the shareholders of the Company (a) in favor of the Merger and (b) in favor of the conversion of all Series A-1 Participating, Series A-2 Participating and Series B Participating Preferred stock into common stock of the Company.
     2 Covenants. Each Shareholder agrees with respect to himself and the Shares owned by the Shareholder that:
          (a) He shall not, except consistent with the terms of this Voting Agreement, (i) transfer (which term shall include, without limitation, for the purposes of this Voting Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein, (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby, or (iv) grant any proxies or powers of attorney with respect to any of the Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to such Shares. Notwithstanding the foregoing, Shareholder may transfer his Shares if such transferee becomes a party to and bound by all of the terms of this Voting Agreement.
          (b) He will not enter into any transaction, take any action, or directly or indirectly cause any event to occur that would result in any of the representations or warranties of Shareholder herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event.
     3. Representations and Warranties. Each Shareholder represents and warrants with respect to himself and the Shares owned by the Shareholder that:
          (a) He is the record or beneficial owner of the number of Shares set forth on Schedule A opposite his name and, except for the Shares, he is not the record or beneficial owner of any shares of capital stock of the Company.
          (b) This Voting Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. Shareholder has all necessary power and authority to execute and deliver this Voting Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. Neither the execution and delivery of this Voting Agreement nor the consummation by Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or bound or to which the Shares are subject which would materially impair the ability of Shareholder to perform hereunder. Consummation by Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Shareholder or the Shares.
          (c) The Shares owned by Shareholder and the certificates representing such Shares are now and at all times during the term hereof will be held by Shareholder or by a nominee or custodian for its benefit, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.
     4 Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Voting Agreement, that every such obligation is

2

material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for such failure an will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that he will not seek and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.
     5 Termination. This Voting Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the consummation of the Merger, (b) December 31, 2008, or (c) the date of termination of the Merger Agreement in connection with the terms thereof.
     6 Miscellaneous.
          (a) The headings contained in this Voting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Agreement.
          (b) This Voting Agreement constitutes the entire agreement relating to the subject matter covered herein, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
          (c) Neither this Voting Agreement nor any of the rights, interests or obligations under this Voting Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except that this Voting Agreement shall be binding upon Shareholder and its successors and assigns and except as provided in Section (a).
          (d) The construction and performance of this Voting Agreement will be governed by the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
          (e) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.
          (f) No amendment, modification or waiver in respect of this Voting Agreement shall be effective against any party unless is shall be in writing and signed by such party.
          (g) This Voting Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     IN WITNESS WHEREOF, the parties have executed this Voting Agreement to become effective as of the day and year first above written.
{Signatures Appear on Following Page}

EZCORP, Inc.

/s/ Daniel N. Tonissen

By:	Daniel N. Tonissen
Title:	Senior Vice President

Value Merger Sub, Inc.

/s/ Daniel N. Tonissen

By:	Daniel N. Tonnisen
Title:	Senior Vice President

Shareholders

/s/ John Thedford

John Thedford

/s/ Charles Slatery

Charles Slatery

/s/ Kevin Hyneman

Kevin Hyneman

Voting Agreement — Schedule A

	Outstanding Shares
					Option	Fully-
					Holdings	Diluted
Investor	Series A-1	Series A-2	Series B	Total	(Common)	Total
Charles Slatery	896,200	25,000	72,200	993,400	12,500	1,005,900
John Thedford	546,005		46,793	592,798	137,614	730,412
Kevin Hyneman	312,052	101,010	108,981	522,043	154,073	676,116